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                     SMITH BARNEY MULTIPLE DISCIPLINE TRUST

                             DISTRIBUTION AGREEMENT

                                                             _____________, 2002

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Smith Barney Multiple Discipline Trust (the "Trust") a business trust organized under the laws of the Commonwealth of Massachusetts, has agreed that Salomon Smith Barney Inc. ("Salomon Smith Barney") shall be, for the period of this Agreement, the distributor of shares of the Trust (the "Shares").

     1.   Services as Distributor

          1.1 Salomon Smith Barney will act as agent for the distribution of Shares covered by the registration statement, including the prospectus and statement of additional information, then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

          1.2 Salomon Smith Barney agrees to use its best efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

          1.3 All activities by Salomon Smith Barney as distributor of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Salomon Smith Barney will provide one or more persons during normal business hours to respond to telephone questions concerning the Trust.

          1.5 Salomon Smith Barney will transmit any orders received by it for purchase or redemption of Shares to the Trust's transfer and dividend disbursing agent.

          1.6 Whenever in their judgment such action is warranted for any reason, including, without limitation, market, economic or political conditions, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Salomon Smith Barney will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

          1.8 The Trust will pay to Salomon Smith Barney an annual fee in connection with the offering and sale of the Shares under this Agreement. The annual fee paid to Salomon

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 Smith Barney will be calculated daily and paid monthly by the Trust at an annual rate set forth in the Services and Distribution Plan (the "Plan") based on the average daily net assets of the Trust; provided that payment shall be made in any month only to the extent that such payment shall not exceed the sales charge limitations established by the National Association of Securities Dealers, Inc.

          The annual fee paid to Salomon Smith Barney under this Section 1.8 may be used by Salomon Smith Barney to cover any expenses primarily intended to result in the sale of Shares, including , but not limited to, the following:

          (a) cost of payments made to Salomon Smith Barney Financial Consultants and other employees of Salomon Smith Barney or other broker-dealers that engage in the distribution of the Shares;

          (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Trust, processing shareholder transactions and providing any other shareholder services;

          (c) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

          (d) costs of printing and distributing prospectuses and reports of the Trust to prospective shareholders of the Trust;

          (e) costs involved in preparing, printing and distributing sales literature pertaining to the Trust; and

          (f) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable;

except that distribution expenses shall not include any expenditures in connection with services which Salomon Smith Barney, any of its affiliates, or any other person have agreed to bear without reimbursement.

     1.9 Salomon Smith Barney shall prepare and deliver reports to the Treasurer of the Trust and to the sub-investment advisor and/or administrator of the Trust on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

     2.   Duties of the Trust

          2.1 The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Salomon Smith Barney may designate.

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          2.2  The Trust shall furnish from time to time for use in connection with the sale of the Shares, such information reports with respect to the Trust and its Shares as Salomon Smith Barney may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such reports, when so signed by the Trust's officers, shall be true and correct. The Trust shall also furnish Salomon Smith Barney upon request with (a) annual audits of the Trust's books and accounts made by independent certified public accountants regularly retained by the Trust; (b) semi-annual unaudited financial statements pertaining to the Trust; (c) quarterly earnings statements prepared by the Trust; (d) a monthly itemized list of the securities in the Trust's portfolio; (e) monthly balance sheets as soon as practicable after the end of each month; and (f) from time to time such additional information regarding the Trust's financial condition as Salomon Smith Barney may reasonably request.

     3.   Representations and Warranties

     The Trust represents to Salomon Smith Barney that all registration statements, prospectuses and statements of additional information filed by the Trust with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement," "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to Salomon Smith Barney that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformance with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Salomon Smith Barney to do so, Salomon Smith Barney may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Salomon Smith Barney reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     4.   Indemnification

          4.1 The Trust authorizes Salomon Smith Barney and dealers to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Salomon

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Smith Barney, its several officers and directors, and any person who controls
Salomon Smith Barney within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Salomon Smith Barney, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any thereof not misleading; provided, however, that the Trust's agreement to indemnify Salomon Smith Barney, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by Salomon Smith Barney or its representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished to Salomon Smith Barney pursuant to paragraph 2.2 of this Agreement; and further provided that the Trust's agreement to indemnify Salomon Smith Barney and the Trust's representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the Trust or its shareholders to which Salomon Smith Barney would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Salomon Smith Barney's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Salomon Smith Barney, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Salomon Smith Barney, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York and sent to the Trust by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 4.1. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Salomon Smith Barney. In the event the Trust elects to assume the defense of any such suit and retains counsel of good standing approved by Salomon Smith Barney, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Trust does not elect to assume the defense of any such suit, or if Salomon Smith Barney does not approve of counsel chosen by the Trust, the Trust will reimburse Salomon Smith Barney, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Salomon Smith Barney or them. The Trust's indemnification agreement contained in this paragraph 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Salomon Smith Barney, its officers and directors, or any controlling person, and shall survive the delivery of any of the Trust's Shares. This agreement of indemnity will inure exclusively to Salomon Smith Barney's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify Salomon Smith Barney promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Directors in connection with the issuance and sale of any of the Trust's Shares.

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          4.2  Salomon Smith Barney agrees to indemnify, defend and hold the
Trust, its several officers and Directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or Directors or any such controlling person may incur under the 1933 Act, the 1940 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Directors, or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Salomon Smith Barney to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Salomon Smith Barney to the Trust and required to be stated in such answers or necessary to make such information not misleading. Salomon Smith Barney's agreement to indemnify the Trust, its officers or Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Salomon Smith Barney being notified of any action brought against the Trust, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Salomon Smith Barney at its principal office in New York, New York and sent to Salomon Smith Barney by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. Salomon Smith Barney shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Salomon Smith Barney's part, and in any other event the Trust, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Salomon Smith Barney of any such action shall not relieve Salomon Smith Barney from any liability that Salomon Smith Barney may have to the Trust, its officers or Directors, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Salomon Smith Barney's indemnity agreement contained in this paragraph 4.2. Salomon Smith Barney agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Salomon Smith Barney or any of its officers or directors in connection with the issuance and sale of any of the Trust's Shares.

          4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

     5.   Effectiveness of Registration

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     None of the Shares shall be offered by either Salomon Smith Barney or the
Trust under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares under this Agreement shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provision of the 1933 Act or if and so long as a current prospectus as required by Section 5(b) (2) of the 1933 Act is not on file with the SEC; provided, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Trust's prospectus, statement of additional information or Corrected Restated Articles of Incorporation dated September 21, 1992, as amended from time to time.

     6.   Notice to Salomon Smith Barney

     The Trust agrees to advise Salomon Smith Barney immediately in writing:

               (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

               (b) In the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

               (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

     7.   Term of the Agreement

     This Agreement shall become effective as of the date hereof, and continue for successive annual periods thereafter so long as such continuance is specifically approved at least annually by (a) the Trust's Board or (b) by a vote of a majority (as defined in the 1940 Act) of the outstanding Shares, provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Trust's Board, by vote of the holders of a majority of the Shares, or on 90 days' notice by Salomon Smith Barney. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     8.   Miscellaneous

     The Trust recognizes that directors, officers and employees of Salomon Smith Barney may from time to time serve as directors, trustees, officers and employees of corporations and

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business trust (including other investment companies) and that such other corporations and trusts may include the name "Salomon Smith Barney Shearson" as part of their name, and that Salomon Smith Barney or its affiliates may enter into distribution or other agreements with such other corporations and trusts. If Salomon Smith Barney ceases to act as the distributor of the Shares, the Trust agrees that, at Salomon Smith Barney's request, the Trust's license to use the words "Salomon Smith Barney" will terminate and that the Trust will take all necessary action to change the name of the Trust to a name not including the words "Salomon Smith Barney."

     9.   Limitation of Liability

     The Trust and you agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.


                                       Very truly yours,


                                       SMITH BARNEY MULTIPLE DISCIPLINE TRUST

                                       By:
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                                                Title

Accepted:


SALOMON SMITH BARNEY INC.


By:
     -------------------------------
     Authorized Officer